UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2020

YELP INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35444	20-1854266
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
140 New Montgomery Street, 9th Floor
San Francisco, California 94105
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (415) 908-3801

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.000001 per share	YELP	New York Stock Exchange LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.
The information regarding the cash, cash equivalents and marketable securities of Yelp Inc. (the “Company”) as of March 31, 2020 included in this Current Report on Form 8-K under Item 2.05 is incorporated by reference into this Item 2.02.
The information in this Item 2.02 is furnished to, but not “filed” with, the Securities and Exchange Commission (“SEC”) and shall not be deemed to be incorporated by reference into any of the Company’s filings with the SEC under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof, regardless of any general incorporation language in such filing.
Item 2.05. Costs Associated with Exit or Disposal Activities.
As the scope of physical distancing measures and shelter-in-place orders have expanded over the past weeks in response to COVID-19, consumer behaviors around eating, shopping, leisure, and health and wellness, among other areas, have also changed dramatically. Even among businesses not affected by mandatory closures, many are closing or operating at limited capacity in response to reduced consumer demand.
These circumstances have been exceptionally challenging for the small and medium-sized businesses that comprise a majority of the Company’s advertiser base. Over the past several weeks, the Company has seen significant drops in consumer engagement with businesses on its platform that rely on foot traffic, human contact or in-person interactions. By the end of March of this year, page views and searches (which are measured on a combined basis) for businesses in the Company’s most trafficked category, restaurants, had dropped approximately 60% compared to the beginning of the month, while page views and searches for businesses in the services category,* which generate a majority of the Company’s revenue, dropped approximately 40% over the same period.
The Company expects these trends to continue as the impact of the COVID-19 pandemic grows, and, as a result, it expects many of its customers to cancel or reduce spending on its products and services. In the last two weeks of the quarter ended March 31, 2020, when the earliest shelter-in-place orders went into effect in the United States, the Company experienced a significant reduction in advertising budgets committed by its customers compared to the first two weeks of March. With shelter-in-place orders continuing, the magnitude of the ongoing impact on the Company’s revenue is highly uncertain. In addition, the Company’s efforts to support local businesses most impacted by the pandemic include waiving advertising fees and providing free products and services, which will further reduce the Company’s revenue.
Given these negative trends and the continued uncertainty resulting from the COVID-19 pandemic, the Company’s Board of Directors (the “Board”) approved a restructuring plan (the “Plan”) on April 7, 2020 to help manage the near-term financial impacts. In addition to reductions and deferrals in spending, the Plan’s cost-cutting measures include workforce reductions affecting approximately 1,000 employees and furloughs affecting approximately 1,100 additional employees, as well as salary reductions and reduced-hour work weeks. The Company is also deferring share repurchases under its stock repurchase program indefinitely.
The Company expects to incur total pre-tax restructuring and related charges of approximately $4 million to $5 million during the year ending December 31, 2020 in connection with the employee terminations under the Plan, substantially all of which represents future cash expenditures for the payment of severance and related benefits costs. The Company also expects to incur an additional $4 million to $5 million related to supporting furloughed employees, including certain one-time payments and benefits, for total estimated costs associated with the Plan of $8 million to $10 million.
The Company held approximately $491 million of cash, cash equivalents and marketable securities as of March 31, 2020, with no debt. The Company is actively exploring additional opportunities to preserve cash, to increase liquidity and to protect its business as well as its financial health. It is difficult for the Company to estimate the duration and severity of the impact of COVID-19 on its business. However, the Company believes the demand for its products and services will rebound as local economies recover and that taking these cost-saving measures will position it well to serve both consumers and local businesses in the recovery and beyond.
* Includes businesses in the Company’s home, local, auto, professional and other categories.
Item. 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 7, 2020, the Board reduced the compensation of the Company’s executive officers as contemplated by the Plan. The Company’s Chief Executive Officer, Jeremy Stoppelman, will not receive a base salary for the remainder of 2020 and will forgo (a)

the shares subject to his 2020 restricted stock unit award that were expected to vest during the remainder of 2020 as well as (b) the portion of any shares that become eligible to vest under his 2020 performance-based restricted stock unit award that would meet the time-based vesting requirement during the remainder of 2020.
The Board approved a 30% reduction to the base salaries of the Company’s other executive officers as set forth in the Company’s Current Report on Form 8-K filed with the SEC on February 24, 2020. These salary reductions will be effective from April 19, 2020 until such time as the Board or Compensation Committee of the Board determines otherwise in light of the COVID-19 pandemic.
Cautionary Statement Regarding Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Specific forward-looking statements include, without limitation, statements related to COVID-19 and its impact on the economy, consumers, local businesses, the Company and demand for its products, including the duration thereof; the recovery of local economies from COVID-19 and the resulting rebound of demand for the Company’s products and services; and the Company’s financial position, operating trends, its planned cost-cutting efforts, including the duration thereof, and the expected impact of such efforts, including their ability to position it well to serve both consumers and local businesses in the recovery and beyond. Forward-looking statements involve risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from those predicted or implied by such forward-looking statements.
Factors that could cause or contribute to such differences include, among others, (x) the impact of fears or actual outbreaks of disease, changes in consumer behavior, economic conditions, governmental actions, actions of competitors and other factors beyond the Company’s control; and (y) those factors that could affect the Company’s business, operating results and stock price included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019. Undue reliance should not be placed on the forward-looking statements in this report, which are based on information available to the Company as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	April 9, 2020	YELP INC.

		By:	/s/ David Schwarzbach
David Schwarzbach
Chief Financial Officer